UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 9, 2010 (September 9, 2010)
VALEANT PHARMACEUTICALS INTERNATIONAL
(Exact name of registrant as specified in its charter)

Delaware	1-11397	33-0628076
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)
One Enterprise
Aliso Viejo, California 92656
(Address of principal executive offices)
(905) 286-3000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On September 9, 2010, Valeant Pharmaceuticals International issued a press release pursuant to Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”), announcing that it plans to offer approximately $1.0 billion principal amount of senior unsecured notes. The senior notes will be offered to qualified institutional investors under Rule 144A of the Securities Act and to certain non-U.S. persons in transactions outside the United States under Regulation S of the Securities Act. In addition, Valeant announced that it will begin arrangement for new secured credit facilities of approximately $1.9 billion.
The foregoing is qualified by reference to the press release that is attached as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.
This Current Report on Form 8-K, including the press release filed as Exhibit 99.1, does not constitute an offer to sell any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer or sale would be unlawful.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1	Press release dated September 9, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 9, 2010

By:	/s/ Steve T. Min
	Name:	Steve T. Min
	Title:	Executive Vice President and General Counsel

INDEX TO EXHIBITS
99.1	Press release dated September 9, 2010